Exhibit 23.4

Consent of Independent Auditors

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 (No. 333-XXXXXX) to the Registration Statement on Form S-4 (File No. 333-236420), pertaining to shares of common stock of New IAC that will be issuable under the following plans:

•	IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan;
•	IAC/InterActiveCorp 2008 Stock and Annual Incentive Plan;
•	IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan;
•	IAC/InterActiveCorp Retirement Savings Plan;
•	2011 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors;
•	2007 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors; and
•	2000 IAC/InterActiveCorp Fee Deferral Plan for Non-Employee Directors,

of our report dated March 20, 2020 with respect to the consolidated financial statements of Care.com, Inc. for the year ended December 31, 2019, included in the Registration Statement (Form S-4 No. 333-236420) and related Joint Proxy Statement/Prospectus of IAC/InterActiveCorp and IAC Holdings, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 1, 2020